SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 2, 1998


                             EAGLE FINANCIAL CORP.
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     0-15311                    06-1194047
----------------------------    ------------------------    --------------------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
       of Incorporation)                                  Identification Number)


222 Main Street, P.O. Box  1157, Bristol, Connecticut                  06010
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       (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (860) 314-6400

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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Item 5.   Other Events

     A special meeeting of the shareholders of Eagle Financial Corp. ("Eagle") was held on April 2, 1998, at which time the shareholders were asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 26, 1997 (the "Merger Agreement"), by and between Webster Financial Corporation, a Delaware corporation ("Webster") and Eagle, and the merger provided for by the Merger Agreement. Pursuant to the Merger Agreement, Eagle will merge with and into Webster with Webster as the surviving corporation.

     With  respect to the  proposal to approve the Merger  Agreement,  4,781,420 eligible votes in total were cast of which 4,630,796 votes were cast FOR approval of the Merger Agreement, 99,627 votes were cast against such approval and 50,997 votes abstained.

















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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    April 9, 1998


                                        EAGLE FINANCIAL CORP.



                                        By:  /s/Mark J. Blum
                                             -------------------------------
                                             Mark J. Blum
                                             Vice President, Chief Financial
                                             Officer and Secretary

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                                 EXHIBIT INDEX


     Exhibit Number                      Description
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                         NONE